SECOND AMENDMENT TO THE
AMENDED AND RESTATED CUSTODY AGREEMENT

    THIS SECOND AMENDMENT (the “Amendment”) to the Amended and Restated Custody Agreement, dated as of January 1, 2019, as amended (the "Agreement"), effective as of the last date in the signature block below (the “Effective Date”), is entered into by and between FMI Funds, Inc., a Maryland corporation (the "Company"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (the “Custodian”).

RECITALS

    WHEREAS, the Company and the Custodian have entered into the Agreement; and

WHEREAS the Company and the Custodian desire to add the FMI Global Fund - Institutional Class Shares to its series; and

WHEREAS, Article 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

    NOW, THEREFORE, the parties agree as follows:

1.Exhibit A, the listings of funds offered, is hereby superseded and replaced with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

FMI FUNDS, INC.	U.S. BANK NATIONAL ASSOCIATION

By: /s/ John S. Brandser	By: /s/ Gregory Farley
Name: John S. Brandser	Name: Greg Farley
Title: President	Title: SVP
Date: 12/27/2024	Date: 12/30/2024

FMI Funds

Exhibit A to the Custody Agreement – FMI Funds, Inc

Separate Series of FMI Funds, Inc

Name of Series
FMI Common Stock - Institutional Class Shares
FMI Common Stock - Investor Class Shares
FMI International - Institutional Class Shares
FMI International - Investor Class Shares
FMI Large Cap - Institutional Class Shares
FMI Large Cap - Investor Class Shares
FMI International Fund II - Currency Unhedged - Institutional Class Shares
FMI Global Fund - Institutional Class Shares

2
FMI Funds